Exhibit 4.9

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made and entered into as of September 18, 2003, by and among Nu Skin Enterprises, Inc. (the “Company”), Sandra N. Tillotson (“Tillotson”), The Sandra N. Tillotson Family Trust established pursuant to the Amended and Restated Declaration of Trust executed December 16, 1998 (the “Trust”) of which Tillotson is the sole trustee (Tillotson and the Trust are sometimes referred to collectively herein as the “Seller”) and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”). This Agreement amends and restates the terms of the Registration Rights Agreement entered into and effective as of August 26, 2003, by and among Tillotson and the Purchasers, and has the effect of including the Trust as a Seller.

This Agreement is made pursuant to the Amended and Restated Purchase Agreement, dated as of the date hereof, among the Seller and the Purchasers (the “Purchase Agreement”), relating to the sale of the Shares by the Seller and the purchase of the Shares by the Purchasers upon the terms and subject to the conditions set forth therein (the “Transaction”).

The Company, the Seller and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Additional Registrable Securities” means any Shares sold by the Seller from time to time to the Purchasers pursuant to Section 3 and/or Section 4 of the Purchase Agreement.

“Demand Registration Statement” means any registration statement required to be filed pursuant to Section 4 hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, amendments and supplements to such registration statement of Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed, the 120th day following the Closing Date, and, with respect to any Demand Registration Statement that may be required to be filed pursuant to Section 4, the 120th day following the date on which the Requisite Shareholders (as defined herein) deliver a written request to the Company for the filing of such Demand Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 31st day following the Closing Date, and, with respect to any Demand Registration Statement that may be required to be filed pursuant to Section 4, the 31st day following the date on which the Requisite Shareholders deliver a written request to the Company for the filing of such Demand Registration Statement.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Initial and/or Additional Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Initial Effectiveness Period” shall have the meaning set forth in Section 3(a).

“Initial Registrable Securities” means the Initial Shares which are sold by the Seller to the Purchasers on the Closing Date pursuant to the Purchase Agreement.

“Initial Registration Statement” means the initial registration statement required to be filed pursuant to Section 3 hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Losses” shall have the meaning set forth in Section 7(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a registration statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Initial or Additional Registrable Securities covered by the registration statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsequent Effectiveness Period” shall have the meaning set forth in Section 4(a).

2. Company Consent. The Company consents to the sale of the Shares as contemplated by the Purchase Agreement. Notwithstanding anything herein to the contrary, the Initial and any Demand Registration Statement shall reflect the Purchasers as selling stockholders of the Initial and any Additional Registrable Securities. The Company agrees that it will cooperate in good faith with the Seller and the Purchasers in order to promptly cause the Shares to be reissued in the name of the applicable Purchaser on each Call Date and each Put Sale Date.

3. Shelf Registration. On or prior to the applicable Filing Date, the Company shall prepare and file with the Commission the Initial Registration Statement covering the resale of all Initial Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Initial Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Initial Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its commercially reasonable best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the applicable Effectiveness Date, and shall use its commercially reasonable best efforts to keep the Initial Registration Statement continuously effective under the Securities Act until the earliest of: (i) the date which is two years after the date that such Initial Registration Statement is declared effective by the Commission, (ii) the date when all of the Initial Registrable Securities registered under the Initial Registration Statement are disposed of in accordance with the Initial Registration Statement or (iii) the date when all Initial Registrable Securities covered by such Initial Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) (the “Initial Effectiveness Period”). Notwithstanding the foregoing, the Company may suspend the effectiveness of the Initial Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 30 days in any 60-day period (each such period, a “Suspension Period”) if (x) an event occurs and is continuing as a result of which the Initial Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) the Company determines in good faith that the disclosure of such event at such time would be materially detrimental to the Company and its subsidiaries, provided, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

4. Demand Registration.

(a) Upon the written request from the Holders of at least a majority of the Additional Registrable Securities then outstanding(the “Requisite Shareholders”), delivered at any time and from time to time after the date hereof, the Company shall prepare and file a Demand Registration Statement covering the resale of the Additional Registrable Securities then outstanding on or prior to the applicable Filing Date. The Demand Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Additional Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall use its commercially reasonable best efforts to cause each Additional Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the applicable Effectiveness Date, and shall use its commercially reasonable best efforts to cause each Additional Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than the applicable Effectiveness Date, and shall use its commercially reasonable best efforts to keep each Demand Registration Statement continuously effective under the Securities Act until the earliest of: (i) the date when all of the Additional Registrable Securities covered by such Demand Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) or (ii) the date when all of the Additional Registrable Securities covered by such Demand Registration Statement have been sold or may be sold in any 90 day period in reliance on Rule 144 (the “Subsequent Effectiveness Period”). Notwithstanding the foregoing, the Requisite Shareholders shall not be entitled to demand that the Company cause more than two (2) such demand registrations in any consecutive 12 month period to become effective pursuant to this Section 4(a) if such registrations have been declared or ordered and remain effective (it being understood that for purposes of a third demand pursuant to this Section 4(a), such 12 month period shall begin on the date the first demand was made and for purposes of any other demand pursuant to this Section 4(a), such 12 month period shall begin on the date the penultimate demand was made). Further, notwithstanding the foregoing, the Company may suspend the effectiveness of any Demand Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 30 days in any 60-day period (each such period, a “Suspension Period”) if (x) an event occurs and is continuing as a result of which any Demand Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein would, in the Company’s judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) the Company determines in good faith that the disclosure of such event at such time would be materially detrimental to the Company and its subsidiaries, provided, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Suspension Period.

(b) The demand rights granted under this Section 4 shall terminate on the 180th day immediately following the Call Termination Date; provided, such termination shall not relieve the Company of its obligation to keep effective the Initial and any Demand Registration Statement for the Initial or Subsequent Effectiveness Period, as the case may be, filed prior thereto.

5. Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than two Trading Days prior to the filing of the Initial or any Demand Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall: (i) furnish to the Purchasers copies of those sections of the Initial or Demand Registration Statement or Prospectus proposed to be filed that relate to the Purchasers or the Transaction (such sections, the “Affected Sections”) and (ii) in the event that the Company proposes to revise any of the Affected Sections in any amendment to the Initial or any Demand Registration Statement or any supplement to the Prospectus, furnish to the Purchasers copies of such revised Affected Sections. The Company shall not file the Initial or any Demand Registration Statement or any related Prospectus or any amendments or supplements thereto if the Purchasers and their counsel shall reasonably object in good faith to the Company’s proposed descriptions of the Purchasers or the Transaction set forth in the Affected Sections.

(b) (i) Use its commercially reasonable best efforts to prepare and file with the Commission such amendments, including post-effective amendments, to the Initial or any Demand Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Initial or Demand Registration Statement continuously effective as to the applicable Initial or Additional Registrable Securities for the Initial or Subsequent Effectiveness Period and prepare and file with the Commission such Initial or Demand Registration Statement in order to register for resale under the Securities Act all of the Initial or Additional Registrable Securities, as the case may be; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Initial or Demand Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Initial or Additional Registrable Securities covered by the Initial or Demand Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Initial or Demand Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Initial or Additional Registrable Securities to be sold as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Initial or any Demand Registration Statement has been filed; (B) when the Commission notifies the Company whether there will be a “review” of such Initial or Demand Registration Statement and whenever the Commission comments in writing on any Affected Sections (in which case the Company shall provide true and complete copies of the Company’s proposed responses to the Commission’s comments on the Affected Sections to each of the Purchasers); and (C) with respect to the Initial or any Demand Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Initial or any Demand Registration Statement or Prospectus or for additional information relating thereto; provided, however, that under no circumstances shall the Company be required to disclose material non-public information in connection with the notice pursuant to this Section 3(c); (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Initial or any Demand Registration Statement covering any or all of the Initial or Additional Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Initial or Additional Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the suspension of the Initial or any Demand Registration Statement pursuant to Sections 3 or 4(a).

(d) Use its commercially reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Initial or any Demand Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Initial or Additional Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request in writing. Subject to any notice by the Company in accordance with Section 3(c), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Initial or Additional Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(f) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Initial or Demand Registrable Securities to be delivered to a transferee pursuant to the Initial or any Demand Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Initial or Additional Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(g) Upon the occurrence of any event contemplated by Section 3(a)(x) or Section 4(a)(x), as the case may be, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Initial or any Demand Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Initial or any Demand Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

6. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Initial or Additional Registrable Securities are sold pursuant to the Initial or any Demand Registration Statement; provided, if the Holders exercise more than one registration right pursuant to Section 4(a) within any consecutive twelve (12) month period, then the Holders shall bear the first $30,000 of expenses incurred in connection with the subsequent registration, with any remaining expenses borne by the Company.

7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, the officers, directors, agents and employees of such Holder, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), insofar as such Losses are based upon, arise out of or relate to (i) any untrue or alleged untrue statement of a material fact contained in the Initial or any Demand Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based upon information furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Initial or Additional Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Initial or any Demand Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 5(c)(ii)-(iv), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement or alleged untrue statement of a material fact contained in any Initial or Demand Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that (1) such untrue statements or omissions are based upon information furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Initial or Additional Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Initial or Demand Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 5(c)(ii)-(iv), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in

Section 8(c). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Initial or Additional Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel within a commercially reasonable period of time after having received written notice of such Proceeding. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.

The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Initial or Additional Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of the Initial and any Additional Registrable Securities pursuant to the Initial and any Demand Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Initial and any Additional Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5(c), such Holder will forthwith discontinue disposition of such Initial and any Additional Registrable Securities under the Initial and any Demand Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Initial and any Demand Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Initial and any Demand Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least a majority of the then outstanding Initial and Additional Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders (the “Affected Holders”) and that does not directly or indirectly affect the rights of other Holders may be given by those Affected Holders holding at least a majority of the then outstanding Initial and Additional Registrable Securities held by all the Affected Holders, provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Nu Skin Enterprises, Inc. 75 West Center Street Provo, UT 84601 Attn: Chief Financial Officer Fax No.: (801) 345-5999

With a copy to:	Simpson Thacher & Bartlett 3330 Hillview Avenue Palo Alto, CA 94304 Attn: Kevin Kennedy, Esq. Facsimile No.: (650) 251-5002

If to Tillotson:	Sandra N. Tillotson 3500 Deer Hollow Sandy, Utah 84092

With a copy to:	Snell & Wilmer LLP 15 W. South Temple, Suite 1200 Salt Lake City, UT 84101 Attn: P. Christian Anderson Facsimile No.: (801) 257-1800

If to Trust:	The Sandra N. Tillotson Family Trust c/o Sandra N. Tillotson 3500 Deer Hollow Sandy, UT 84092

With a copy to:	Snell & Wilmer LLP 15 W. South Temple, Suite 1200 Salt Lake City, UT 84101 Attn: P. Christian Anderson Facsimile No.: (801) 257-1800

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature pages hereto.

With a copy to:	Bryan Cave LLP 1290 Avenue of the Americas New York, NY 10101 Attn.: Eric L. Cohen, Esq. Fax No.: (212) 541-4630 and (212) 541-1432

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(f) Successors and Assigns. This Agreement shall be binding upon each party hereto and its successors and assigns. Each Purchaser shall be entitled to transfer or assign its interest hereunder to up to three persons or entities which are non-affiliated with it and to any affiliate thereof in connection with a sale or reorganization of the such Purchaser.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Non-Public Information. The Company covenants and agrees that it shall use it best efforts to ensure that neither it nor any other person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes material non-public information. The Seller understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in the Shares.

(m) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(n) Rights and Obligations of Seller. The obligations of Tillotson and the Trust as Seller hereunder are joint and several. Any rights of Seller hereunder may be exercised by either Tillotson or the Trust but not both parties.

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SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

NU SKIN ENTERPRISES, INC.

By:	/s/ D. MATTHEW DORNEY

Name: D. Matthew Dorney Title: Vice President and General Counsel

SANDRA N. TILLOTSON

/s/ SANDRA N. TILLOTSON

Address for Notice:

Sandra N. Tillotson 3500 Deer Hollow Sandy, Utah 84092

with a copy to:

Snell & Wilmer LLP 15 West South Temple, Suite 1200 Salt Lake City, UT 84101 Attn: P. Christian Anderson Telefax: (801) 257-1800

THE SANDRA N. TILLOTSON FAMILY TRUST

By:	/s/ SANDRA N. TILLOTSON

Sandra N. Tillotson, Trustee

Address for Notice:

The Sandra N. Tillotson Family Trust c/o Sandra N. Tillotson 3500 Deer Hollow Sandy, Utah 84092

with a copy to:

Snell & Wilmer LLP 15 West South Temple, Suite 1200 Salt Lake City, UT 84101 Attn: P. Christian Anderson Telefax: (801) 257-1800

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SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

MAINFIELD ENTERPRISES INC.

By:	/s/ AVI VIGDER

Name: Avi Vigder Title: Authorized Signatory

Purchase Percentage: 53.33%

Address for Notice:

660 Madison Avenue, 18th Floor New York, New York 10022 Attn: Avi Vigder Eldad Gal Telefax: (212) 651-9010

with a copy to:

Bryan Cave LLP, 1290 Avenue of the Americas New York, New York 10104 Attn: Eric L. Cohen Telefax: (212) 651-9010

[Additional Signatures to Follow]

CRANSHIRE CAPITAL, L.P.

By:	DOWNSVIEW CAPITAL INC. Its General Partner

By:	/s/ MITCHELL P. KOPIN

Name: Mitchell P. Kopin Title: President

Purchase Percentage: 20.01% Address for Notice:

666 Dundee Road, Suite 1901 Northbrook, IL 60062 Attn: Mitchell P. Kopin Telefax: (847) 562-9031

with a copy to:

Bryan Cave LLP, 1290 Avenue of the Americas New York, New York 10104 Attn: Eric L. Cohen Telefax: (212) 651-9010

[Additional Signatures to Follow]

SMITHFIELD FIDUCIARY LLC

By:	/s/ ADAM J. CHILL

Name: Adam J. Chill, Authorized Signatory

Purchase Percentage: 26.66% Address for Notice:

c/o Highbridge Capital Management, LLC 9 West 57th Street, 27th Floor New York, New York 10019 Attn: Ari J. Storch Adam J. Chill Telefax: (212) 751-0755

Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in satisfaction of positions created by short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the Shares or common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, by amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.